Exhibit 99.2

AFV Solutions Appoints Carlos Zalduondo to Board of Directors

Tuesday June 27, 8:00 am ET

IRVINE, Calif.--(BUSINESS WIRE)--June 27, 2006--AFV Solutions, Inc. (OTCBB:AFVS - News), today announced the appointment of Mr. Carlos Zalduondo to its Board of Directors. Mr. Zalduondo has worked for a number of pharmaceutical companies throughout Latin America, including Allergan-Lok Produtos Farmaceuticos Ltda., Allergan Puerto Rico, Inc.,Schering del Caribe, and Eli Lilly S.A. In his most recent position, Mr. Zalduondo was serving as the President/General Manager at Allergan-Lok in San Paulo, Brazil and led Allergan-Lok expansion throughout Latin America.

"We are thrilled to welcome such an experienced leader to the board," stated Jeff Groscost, President & CEO of AFV Solutions. "Carlos has an extensive record of vast achievements including skillful management training and effective sales strategies that I am confident will complement our team and be of great benefit to the company and our shareholders of AFV Solutions."

Mr. Zalduondo has over 25 years of general manager, sales, finance, and marketing leadership experience in the highly competitive pharmaceutical industry. At Allergan-Lok, Mr. Zalduondo continued his proven track record of creating and revamping cohesive and high-performing management teams. These teams have reflected administrative infrastructures capable of supporting continual company growth. Carlos Zalduondo led these management teams to accomplish the repositioning of Allergan-Lok as a strong customer-driven organization and the orchestration of acquisitions representing a major strategic expansion in the Latin American Market.

Jeff Groscost further stated," Carlos speaks fluent English, Spanish, and Portuguese and that will be very valuable as AFV Solutions continues to establish its business throughout Latin America. He has a record of significantly increasing new business, expanding existing accounts and penetrating untapped markets."

Carlos Zalduondo received his bachelor's degree in Finance from the University of Puerto Rico. He has received management training from the University of California in Los Angeles and Allergan upper management training in Switzerland.

About AFV Solutions, Inc.

For more information about AFV Solutions, its business developments, and current news, please visit www.afvsolutions.com or call our recently opened Irvine showroom at 949-748-6600.

AFV Solutions, Inc. is an alternative fuel vehicle solutions provider dedicated to seeking alternatives to petroleum as a fuel for transportation. It offers options to gasoline users through propane and compressed natural gas (CNG) conversions. Utilizing advanced technologies, AFV Solutions provides immediate results in terms of fuel economy, a cleaner environment and cost savings. AFV Solutions researchers are also exploring ways to obtain a higher ethanol yield than is currently possible, working to create on-board hydrogen generation for vehicle applications, and developing hybrid electric and hybrid diesel bus applications.

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by the Company, including the use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current estimates and projections about AFV Solution, Inc.'s business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

Contact:

AFV Solutions, Inc.

Jeff Groscost, 949-748-6600